UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 11 , 2005

IMCLONE SYSTEMS INCORPORATED

(Exact name of Registrant as Specified in Charter)

Delaware	0-19612	04-2834797
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 Varick Street, 6th Floor

New York, New York 10014

(Address of Principal Executive Offices) (Zip Code)

(212) 645-1405

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05    Costs Associated with Exit or Disposal Activities

On May 11, 2005, the Board of Directors of ImClone Systems Incorporated (the “Company”) committed to a plan to discontinue the Company’s small molecule program. This action was taken after completion of an evaluation of the research being conducted within the small molecule group, and took into account the time horizon before commercial benefits would be realized. The Company expects this plan to be completed by the middle of July 2005.

The Company’s pipeline and research heritage is in the development of antibodies, and the Company will focus its efforts on this research which the Company believes offers it greater potential in the short- and long-term.

In connection with discontinuing the small molecule program, the Company will incur pre-tax charges of approximately $2 million in the second quarter of 2005 associated with one-time termination benefits. In addition, the Company is analyzing its options with respect to the disposition of the long-lived assets used by this group, which as of April 30, 2005 amounted to approximately $5.5 million. If the Company determines to write off the total amount of these assets, the total amount of the charge (as of April 30, 2005) would be approximately $5.5 million. The severance costs require cash payments, whereas the disposition of long-lived assets will involve a non-cash charge.

The Company expects to realize operating expense savings over the balance of the year as the result of discontinuing this program, which savings are expected to offset a portion of the charges related to the discontinuation on a net basis for the year. The specific impact on the Company’s income statement will be presented as a component of revised guidance which is expected to be provided on the Company’s second quarter earnings call.

Certain matters discussed in this filing may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the company’s ability to control or predict. Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED

By:	/s/ Erik D. Ramanathan

Name: Erik D. Ramanathan
Title: Vice President, General Counsel

Date:  May 11, 2005